Exhibit 21.1
Appendix A
January 1, 2011
List of Consolidated Subsidiaries of Clearwire Corporation

State of Other Jurisdiction of
Name of Subsidiary	Incorporation or Organization
Billing Legacy LLC	Missouri
ClearMedia LLC	Nevada
Clearwire Finance, Inc.	Delaware
Clearwire Hawaii Partners LLC	Delaware
Clearwire Hawaii Partners Spectrum LLC	Delaware
Clearwire Legacy LLC	Delaware
Clear Management Services LLC	Nevada
Clearwire Spectrum Holdings LLC	Nevada
Clearwire Spectrum Holdings II LLC	Nevada
Clearwire Spectrum Holdings III LLC	Nevada
Clearwire Telecommunications Services, LLC	Nevada
Clearwire Communications LLC	Delaware
Clearwire XOHM LLC	Delaware
Clear Global Services LLC	Nevada
Clear Partner Holdings LLC	Nevada
Clear Wireless LLC	Nevada
Fixed Wireless Holdings, LLC	Delaware
Winbeam LLC	Nevada
Alda Wireless Holdings, LLC	Delaware
American Telecasting Development, LLC	Delaware
American Telecasting of Anchorage, LLC	Delaware
American Telecasting of Bend, LLC	Delaware
American Telecasting of Columbus, LLC	Delaware
American Telecasting of Denver, LLC	Delaware
American Telecasting of Fort Myers, LLC	Delaware
American Telecasting of Ft. Collins, LLC	Delaware
American Telecasting of Green Bay, LLC	Delaware
American Telecasting of Lansing, LLC	Delaware
American Telecasting of Lincoln, LLC	Delaware
American Telecasting of Little Rock, LLC	Delaware
American Telecasting of Louisville, LLC	Delaware
American Telecasting of Medford, LLC	Delaware
American Telecasting of Michiana, LLC	Delaware
American Telecasting of Monterey, LLC	Delaware
American Telecasting of Redding, LLC	Delaware
American Telecasting of Santa Barbara, LLC	Delaware
American Telecasting of Seattle, LLC	Delaware
American Telecasting of Sheridan, LLC	Delaware
American Telecasting of Yuba City, LLC	Delaware

Appendix A

State of Other Jurisdiction of
Name of Subsidiary	Incorporation or Organization
ATI of Santa Rosa, LLC	Delaware
ATI Sub, LLC	Delaware
ATL MDS, LLC	Delaware
Bay Area Cablevision, LLC	Delaware
Broadcast Cable, LLC	Delaware
Fresno MMDS Associates, LLC	Delaware
Kennewick Licensing, LLC	Delaware
NSAC, LLC	Delaware
PCTV Gold II, LLC	Delaware
PCTV of Salt Lake City, LLC	Delaware
PCTV Sub, LLC	Delaware
People’s Choice TV of Albuquerque, LLC	Delaware
People’s Choice TV of Houston, LLC	Delaware
People’s Choice TV of St. Louis, LLC	Delaware
SCC X, LLC	Delaware
Speedchoice of Detroit, LLC	Delaware
Speedchoice of Phoenix, LLC	Delaware
Sprint (Bay Area), LLC	Delaware
TDI Acquisition Sub, LLC	Delaware
Transworld Telecom II, LLC	Delaware
Wavepath Sub, LLC	Delaware
WBSFP Licensing, LLC	Delaware
WBS of America, LLC	Delaware
WBS of Sacramento, LLC	Delaware
WBSY Licensing, LLC	Delaware
WCOF, LLC	Delaware
Wireless Broadband Services of America, LLC	Delaware
Clearwire International LLC	Washington
Clearwire Belgium Sprl	Belgium
Clearwire Brasil Participadoes Ltda.	Brazil
Clearwire Europe B.V.	Netherlands
Clearwire Europe S.a.r.l.	Luxembourg
Clearwire Europe Management Services GmbH	Austria
Clearwire Germany GmbH	Germany
Clearwire Latin America, LLC	Nevada
Clearwire Poland Spectrum Sp. z.o.o.	Poland
Clearwire Espana, S.A.	Spain
Clearwire Ireland II Limited	Ireland
Mac Telecom SA	Belgium
Mac Telecom Holdings SA	Belgium
CW Telecomunicadoes Ltda.	Brazil